Exhibit 1.01     Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2022

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson,” the “Company,” “we,” “us” or “our”) for the year ended December 31, 2022 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of hardware, software, and services – especially in networks, digital services, managed services and new businesses – to the telecom industry and other sectors to enable the full value of connectivity. This report has been prepared by the management of Ericsson. This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: https://www.ericsson.com/en/investors/financial-reports/sec-filings.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional, and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals, even more so when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters, or refiners.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

In 2020, Ericsson’s Conflict Minerals Program was extended to also cover cobalt. Ericsson gathers materials information from our suppliers. Through this process, we know that many of the components used in our products contain small amounts of tin, tungsten, tantalum, gold (“3TG”) and cobalt that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights, it is our goal that the 3TG and cobalt in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”) or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG and cobalt are aligned with the Responsible Minerals Initiative (“RMI”), and our aim is to improve traceability in our supply chain. Ericsson does not prohibit the sourcing of materials from the DRC or adjoining countries or avoid using 3TG or cobalt since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG and cobalt.

Under Ericsson’s Code of Conduct for Business Partners, Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG and cobalt contained in components and parts included in Ericsson’s products. This includes sources of 3TG and cobalt that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners, which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG and cobalt.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances and the Ericsson Code of Conduct for Business Partners, which include an obligation to have appropriate due diligence processes in place to identify the source and chain of custody of raw materials including 3TG. Our first-tier suppliers are similarly reliant upon information provided by their suppliers.

The identification of our first-tier suppliers that are within the scope of the Rule involves different parts of Ericsson’s global organization, with our sourcing organization leading and coordinating this work. Suppliers identified to be in scope are our first-tier suppliers supplying (i) products containing 3TG or cobalt that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG or cobalt, which are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG or cobalt becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e., products purchased “off-the shelf”) or not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry, we survey first-tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG and cobalt in an efficient and transparent way. We typically do not have a direct relationship with 3TG and cobalt smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the Responsible Minerals Assurance Process (“RMAP”).

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG and cobalt; however, Ericsson acknowledges that other human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights are also salient relating to sourcing of 3TG and cobalt. Ericsson is currently engaged in industry dialogues relating to these issues.

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and cobalt and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson’s employees and suppliers (https://www.ericsson.com/en/about-us/sustainability-and-corporate-responsibility/responsible-business/responsible-sourcing/supplier-requirements-related-to-
responsible-sourcing), and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements to have diligence processes in place to identify the source and chain of custody of raw materials including 3TG, and are integrated in our template supplier agreements.

In 2022, the identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 6.1 and the Cobalt Reporting Template (the “Templates”). The Templates are standardized supply chain surveys designed to gather information regarding the smelters and refiners that process 3TG and cobalt used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

Employees are encouraged to report conduct that could violate the law, Ericsson’s policies, including the Code of Business Ethics or the Code of Conduct for Business Partners, and related steering documents, to their respective manager. If the manager is unavailable, there are other channels that an employee may use to report such conduct, including reporting to the superior of a manager, Group Functions People, or Legal Affairs and Compliance. Reportable conduct may relate to corruption, fraud, auditing, questionable accounting, deficiencies in internal controls, personal health and safety, environmental issues, human right matters, workplace respect and fairness or other matters that could constitute a breach of law, or that could harm the sustainability or reputation of Ericsson, its employees and shareholders. In addition, Ericsson provides employees and other external stakeholders a dedicated communication channel for reporting compliance concerns – the Ericsson Compliance Line, operated by a third party, for the reporting of alleged violations of laws, the Code of Business Ethics or the Code of Conduct for Business Partners. The Ericsson Compliance Line is available 24 hours per day, seven days per week, 365 days per year. Ericsson recognizes that the Ericsson Compliance Line might not be the most effective way of capturing issues related to sourcing of 3TG or cobalt and intends to further explore other mechanisms that may be more effective, like the Minerals Grievance Platform managed by RMI.

Ericsson has published a “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website (https://www.ericsson.com/49dadc/assets/local/about-ericsson/sustainability-and-corporate-responsibility/documents/2020/statement-on-sourcing-of-
minerals-from-cahra.pdf) that indicates Ericsson’s position and expected supplier activities in this area.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2022 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG and cobalt in their supply chain through completing and submitting the Conflict Minerals Reporting Template and the Cobalt Reporting Template. Suppliers were provided with the Templates, support material, including the available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure quality, a high response rate and to minimize risks, the responses were analyzed and follow up questions were asked as deemed appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances, suppliers were contacted via e-mail or telephone to improve the quality of responses (obtaining missing information, updating Templates’ formats to the required version) and increase the response rate (reminding supplier to provide information in the templates with extended deadlines).

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in its Sustainability and Corporate Responsibility Report, published together with the Annual Report.

We continuously work to improve our due diligence with respect to 3TG and cobalt, primarily focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up on supplier responses and generally prioritize following up with suppliers that are awarded large parts of our business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our Responsible Business Alliance (“RBA”) membership, we are also members of the RMI, supporting the RMAP as well as the development and implementation of due diligence practices and tools such as the Templates. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on sourcing of minerals from Conflict Affected and High Risk Areas, including 3TG and cobalt, which is available on our website: https://www.ericsson.com/49dadc/assets/local/about-ericsson/sustainability-and-corporate-responsibility/documents/2020/statement-on-sourcing-
of-minerals-from-cahra.pdf .

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

https://www.ericsson.com/en/investors/financial-reports/sec-filings.

4.	2022 due diligence result

For the calendar year 2022, our inquiries were made on supplier level, and most supplier responses received also provided data at a company or divisional level, with only a few exceptions providing product-level information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2022 was 54%, which is significantly lower as compared to prior years. Several such new suppliers had not previously responded to questions on Conflict Minerals. Ericsson plans to continue to engage with new suppliers that did not respond with such information to increase response rates. Among the supplier responses, we identified 487 smelters as potential sources of 3TG and cobalt that were reported to be in the supply chain during the 2022 calendar year. The following table presents, by mineral, the number of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain, Ericsson engages with such suppliers to phase-out non-conformant smelters and refiners or to encourage smelters to participate in RMAP.

Table 1. RMAP eligible smelters and refiners identified by Ericsson via inquiries to our suppliers in 2022

Metal	Identified smelters or refiners validated by RMAP as conformant	Identified smelters or refiners participating in RMAP*	Identified smelters or refiners not participating in RMAP**	Total number of identified smelters
Tantalum	34	0	9	43
Tungsten	37	1	20	62
Tin	63	6	33	112
Gold	95	16	64	186
Cobalt	36	11	35	84

Note: The RMAP audit status of smelters and refiners are subject to change and the above represents information available from RMI on May 8, 2023.

*	In the process of being audited or in communication but have not commenced the validation audit. (indicated as “active” or “in communication” in Annex 1)
**

Have not commenced the RMAP validation audit (indicated as “Outreach Required,“ “Due Diligence Vetting Process,” “Communication Suspended - Not Interested” and “RMI Due Diligence Review - Unable to Proceed” in Annex 1)

We are unable to validate that any of the identified smelters or refiners are in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2022 calendar year, Ericsson believes that the facilities that may have been used to process 3TG or cobalt in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have enough information to determine with specificity all countries of origin of 3TG or cobalt in our products or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin for 3TG and cobalt based on smelters and refiners identified as shown in Annex 2.

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG and cobalt smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG and cobalt in our supply chain.

During 2023, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG and cobalt. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

5.	Forward-Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG and cobalt, include forward-looking statements. Readers of this report are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appears in this report and other materials referenced to is not incorporated by reference in this report.

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 20221, note that this list includes smelters and refiners not eligible for RMAP.

[1]	The audit status of smelters and refiners are subject to change, and Annex 1 represents information available from the RMI on May 17, 2022.

No	Metal	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status

1	Gold	CID002763	8853 S.p.A.	ITALY	Non Conformant

2	Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA	Outreach Required

3	Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant

4	Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

5	Gold	CID003185	African Gold Refinery	UGANDA	RMI Due Diligence Review - Unable to Proceed

6	Gold	CID000035	Agosi AG	GERMANY	Conformant

7	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

8	Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

9	Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA	Active

10	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

11	Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant

12	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant

13	Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant

14	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant

15	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

16	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant

17	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Outreach Required

18	Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Non Conformant

19	Gold	CID003461	Augmont Enterprises Private Limited	INDIA	Active

20	Gold	CID000113	Aurubis AG	GERMANY	Conformant

21	Gold	CID002863	Bangalore Refinery	INDIA	Conformant

22	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

23	Gold	CID000157	Boliden AB	SWEDEN	Conformant

24	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant

25	Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Active

26	Gold	CID000180	Caridad	MEXICO	Outreach Required

27	Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant

28	Gold	CID000189	Cendres + Métaux S.A.	SWITZERLAND	Non Conformant

29	Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required

30	Gold	CID000233	Chimet S.p.A.	ITALY	Conformant

31	Gold	CID000264	Chugai Mining	JAPAN	Conformant

32	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication

33	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required

34	Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Outreach Required

35	Gold	CID003663	Dongwu Gold Group	CHINA	Outreach Required

36	Gold	CID000401	Dowa	JAPAN	Conformant

37	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

38	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant

39	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant

40	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant

41	Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA	In Communication

42	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA	In Communication

43	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA	In Communication

44	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA	In Communication

45	Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

46	Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed

47	Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required

48	Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

49	Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active

50	Gold	CID003641	Gold by Gold Colombia	COLOMBIA	Conformant

51	Gold	CID003186	Gold Coast Refinery	GHANA	Outreach Required

52	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

53	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required

54	Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Outreach Required

55	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required

56	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required

57	Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant

58	Gold	CID002519	Smelter not listed	CHINA	Not Applicable

59	Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Conformant

60	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

61	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required

62	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required

63	Gold	CID000778	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

64	Gold	CID002587	Industrial Refining Company	BELGIUM	Non Conformant

65	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

66	Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	In Communication

67	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

68	Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant

69	Gold	CID002765	Italpreziosi	ITALY	Conformant

70	Gold	CID002893	JALAN & Company	INDIA	Outreach Required

71	Gold	CID000823	Japan Mint	JAPAN	Conformant

72	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant

73	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

74	Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

75	Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

76	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

77	Gold	CID003497	K.A. Rasmussen	NORWAY	Outreach Required

78	Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed

79	Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication

80	Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant

81	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

82	Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	POLAND	Conformant

83	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

84	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

85	Gold	CID003463	Kundan Care Products Ltd.	INDIA	In Communication

86	Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Non Conformant

87	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

88	Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed

89	Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant

90	Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Outreach Required

91	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required

92	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

93	Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant

94	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required

95	Gold	CID002606	Marsam Metals	BRAZIL	Non Conformant

96	Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant

97	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

98	Gold	CID003548	MD Overseas	INDIA	In Communication

99	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant

100	Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA	In Communication

101	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

102	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

103	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

104	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant

105	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

106	Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant

107	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant

108	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

109	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

110	Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant

111	Gold	CID002282	Morris and Watson	NEW ZEALAND	In Communication

112	Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

113	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant

114	Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant

115	Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant

116	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant

117	Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

118	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

119	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

120	Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant

121	Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

122	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required

123	Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant

124	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

125	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

126	Gold	CID001498	PX Précinox S.A.	SWITZERLAND	Conformant

127	Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required

128	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

129	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required

130	Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant

131	Gold	CID001534	Royal Canadian Mint	CANADA	Conformant

132	Gold	CID002761	SAAMP	FRANCE	Conformant

133	Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

134	Gold	CID002973	Safimet S.p.A	ITALY	Non Conformant

135	Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant

136	Gold	CID002853	Sai Refinery	INDIA	Outreach Required

137	Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant

138	Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

139	Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Conformant

140	Gold	CID003540	Sellem Industries Ltd.	MAURITANIA	Communication Suspended - Not Interested

141	Gold	CID001585	SEMPSA Joyería Platería S.A.	SPAIN	Conformant

142	Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant

143	Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required

144	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required

145	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

146	Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Outreach Required

147	Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required

148	Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required

149	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

150	Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Non Conformant

151	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	RMI Due Diligence Review -Unable to Proceed

152	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

153	Gold	CID003383	Sovereign Metals	INDIA	Outreach Required

154	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required

155	Gold	CID002567	Sudan Gold Refinery	SUDAN	Outreach Required

156	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

157	Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

158	Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Outreach Required

159	Gold	CID002580	T.C.A S.p.A	ITALY	Conformant

160	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

161	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

162	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required

163	Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

164	Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant

165	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Non Conformant

166	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

167	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

168	Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant

169	Gold	CID003617	Value Trading	BELGIUM	Not Applicable

170	Gold	CID003615	WEEEREFINING	FRANCE	Active

171	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

172	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant

173	Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant

174	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant

175	Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required

176	Gold	CID002214	Zhongkuang Gold Industry Co., Ltd.	CHILE	Not Applicable

177	Gold	CID002224	Smelter not listed	CHINA	Conformant

178	Tantalum	CID001076	AMG Brasil	BRAZIL	Conformant

179	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

180	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

181	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant

182	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant

183	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant

184	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

185	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

186	Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

187	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

188	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

189	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant

190	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

191	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

192	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

193	Tantalum	CID002539	KEMET de Mexico	MEXICO	Conformant

194	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

195	Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL	Conformant

196	Tantalum	CID001192	Mitsui Mining & Smelting	JAPAN	Conformant

197	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

198	Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant

199	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant

200	Tantalum	CID002707	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant

201	Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant

202	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

203	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant

204	Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant

205	Tantalum	CID002545	TANIOBIS GmbH	GERMANY	Conformant

206	Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant

207	Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

208	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant

209	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

210	Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant

211	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

212	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant

213	Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant

214	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required

215	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

216	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

217	Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant

218	Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant

219	Tin	CID003524	CRM Synergies	SPAIN	Conformant

220	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Conformant

221	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant

222	Tin	CID000402	Dowa	JAPAN	Conformant

223	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant

224	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

225	Tin	CID000448	Estanho de Rondônia S.A.	BRAZIL	Conformant

226	Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant

227	Tin	CID000468	Fenix Metals	POLAND	Conformant

228	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required

229	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant

230	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

231	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Non Conformant

232	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non Conformant

233	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

234	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

235	Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant

236	Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant

237	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

238	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

239	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Non Conformant

240	Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

241	Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant

242	Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant

243	Tin	CID001173	Mineração Taboca S.A.	BRAZIL	Conformant

244	Tin	CID001182	Minsur	PERU	Conformant

245	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant

246	Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Non Conformant

247	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required

248	Tin	CID001305	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

249	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

250	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

251	Tin	CID001337	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

252	Tin	CID003208	Pongpipat Company Limited	MYANMAR	Outreach Required

253	Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Non Conformant

254	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Conformant

255	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant

256	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

257	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant

258	Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant

259	Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant

260	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Active

261	Tin	CID001428	PT Bukit Timah	INDONESIA	Conformant

262	Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	Conformant

263	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant

264	Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant

265	Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Conformant

266	Tin	CID001457	PT Panca Mega Persada	INDONESIA	In Communication

267	Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant

268	Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant

269	Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant

270	Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant

271	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant

272	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant

273	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Conformant

274	Tin	CID001486	PT Timah Nusantara	INDONESIA	Active

275	Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant

276	Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant

277	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Non Conformant

278	Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	In Communication

279	Tin	CID001493	PT Tommy Utama	INDONESIA	Conformant

280	Tin	CID002706	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant

281	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

282	Tin	CID002756	Super Ligas	BRAZIL	Active

283	Tin	CID001898	Thaisarco	THAILAND	Conformant

284	Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant

285	Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

286	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required

287	Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Outreach Required

288	Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant

289	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

290	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Non Conformant

291	Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant

292	Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Non Conformant

293	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Non Conformant

294	Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

295	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

296	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

297	Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA	Conformant

298	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

299	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required

300	Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	Conformant

301	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant

302	Tungsten	CID003609	Fujian Xinlu Tungsten	CHINA	Conformant

303	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant

304	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

305	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant

306	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

307	Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

308	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

309	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant

310	Tungsten	CID003417	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	Conformant

311	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

312	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

313	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

314	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant

315	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

316	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

317	Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested

318	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

319	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

320	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

321	Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

322	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant

323	Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

324	Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

325	Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

326	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

327	Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	Conformant

328	Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

329	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

330	Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

331	Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

332	Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

333	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

334	Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

335	Tungsten	CID002724	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	Non Conformant

336	Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant

337	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

338	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

339	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

340	Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Not Applicable

341	Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Not Applicable

342	Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Not Applicable

343	Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Not Applicable

344	Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Not Applicable

345	Tantalum	CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Not Applicable

346	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

347	Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Applicable

348	Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant

349	Tin	CID001758	Soft Metais Ltda.	BRAZIL	Not Applicable

350	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

351	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Not Applicable

352	Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant

353	Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

354	Cobalt	CID003210	Lanzhou Jinchuan Advanced Materials Technology Co., Ltd.	CHINA	Conformant

355	Cobalt	CID003212	Ganzhou Tengyuan Cobalt New Material Co., Ltd.	CHINA	Conformant

356	Cobalt	CID003225	Zhejiang Huayou Cobalt Company Limited	CHINA	Conformant

357	Cobalt	CID003226	Umicore Finland Oy	FINLAND	Conformant

358	Cobalt	CID003228	Umicore Olen	BELGIUM	Conformant

359	Cobalt	CID003472	Smelter not listed	FINLAND	Not Applicable

360	Mica	0	Smelter not listed	India	#N/A

361	Cobalt	CID003384	Ganzhou Highpower Technology Co., Ltd.	CHINA	Conformant

362	Cobalt	CID003406	Murrin Murrin Nickel Cobalt Plant	AUSTRALIA	Conformant

363	Cobalt	CID003390	NORILSK NICKEL HARJAVALTA OY	FINLAND	Conformant

364	Cobalt	CID003255	Quzhou Huayou Cobalt New Material Co., Ltd.	CHINA	Conformant

365	Cobalt	CID003240	Smelter Not Listed	CANADA	Not Applicable

366	Cobalt	CID003559	Smelter Not Listed	CANADA	Not Applicable

367	Cobalt	CID003723	Smelter Not Listed	CANADA	Not Applicable

368	Cobalt	CID003403	Glencore Nikkelverk Refinery	NORWAY	In Communication

369	Cobalt	CID003291	Guangdong Jiana Energy Technology Co., Ltd.	CHINA	Conformant

370	Cobalt	CID003411	Hunan CNGR New Energy Science & Technology Co., Ltd.	CHINA	Conformant

371	Cobalt	CID003293	Jiangsu Xiongfeng Technology Co., Ltd.	CHINA	Conformant

372	Cobalt	CID003279	Mine de Bou-Azzer	MOROCCO	Conformant

373	Cobalt	CID003278	Niihama Nickel Refinery, Sumitomo Metal Mining	JAPAN	Conformant

374	Cobalt	CID003215	Tianjin Maolian Science & Technology Co., Ltd.	CHINA	Conformant

375	Cobalt	CID003338	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

376	Cobalt	CID003209	Gem (Jiangsu) Cobalt Industry Co., Ltd.	CHINA	Conformant

377	Cobalt	CID003213	Guangxi Yinyi Advanced Material Co., Ltd.	CHINA	Conformant

378	Cobalt	CID003211	Zhuhai Kelixin Metal Materials Co., Ltd.	CHINA	Conformant

379	Cobalt	CID003221	Nantong Xinwei Nickel Cobalt Technology Development Co., Ltd.	CHINA	Non Conformant

380	Cobalt	CID003280	Compagnie de Tifnout Tiranimine	MOROCCO	Conformant

381	Cobalt	CID003378	Jingmen GEM Co., Ltd.	CHINA	Conformant

382	Cobalt	CID003398	New Era Group Zhejiang Zhongneng Cycle Technology Co., Ltd.	CHINA	Conformant

383	Cobalt	CID003404	Hunan Yacheng New Materials Co., Ltd.	CHINA	Conformant

384	Cobalt	CID003415	Cosmo Chemical, Ltd.	KOREA, REPUBLIC OF	Conformant

385	Cobalt	CID003219	Hunan Brunp Recycling Technology Co., Ltd.	CHINA	In Communication

386	Cobalt	CID003227	Gangzhou Yi Hao Umicore Industry Co.	CHINA	In Communication

387	Cobalt	CID003232	Dynatec Madagascar Company	MADAGASCAR	Conformant

388	Cobalt	CID003233	JSC Kolskaya Mining and Metallurgical Company (Kola MMC)	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

389	Cobalt	CID003242	Sherritt	CANADA	RMI Due Diligence Review - Unable to Proceed

390	Cobalt	CID003252	Nanjing Hanrui Cobalt	CHINA	Outreach Required

391	Cobalt	CID003377	Jiangxi Jiangwu Cobalt industrial Co., Ltd.	CHINA	Active

392	Cobalt	CID003422	Ningbo Yanmen Chemical Co., Ltd.	CHINA	Outreach Required

393	Cobalt	CID003447	Jiangxi Rui da Xinnengyuan Technology Co., Ltd.	CHINA	Outreach Required

394	Cobalt	CID003491	ICoNiChem	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Outreach Required

395	Cobalt	CID003724	Mitsui & Co.	JAPAN	Not Applicable

396	Cobalt	CID003726	Specialty Metals Resources Ltd	HONG KONG	Not Applicable

397	Cobalt	CID003264	Chemaf Etoile	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

398	Cobalt	CID003481	Chizhou CN New Materials and Technology Co., Ltd.	CHINA	Conformant

399	Cobalt	CID003473	CoreMax Corporation	TAIWAN, PROVINCE OF CHINA	Conformant

400	Cobalt	CID003469	Fairsky Industrial Co., Limited	CHINA	Outreach Required

401	Cobalt	CID003470	Hunan Jinxin New Material Holding Co., Ltd.	CHINA	Active

402	Cobalt	CID003467	Hunan Shiji Yintian New Material Co., Ltd.	CHINA	Non Conformant

403	Cobalt	CID003261	Kamoto Copper Company	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

404	Cobalt	CID003275	La Compagnie de Traitement des Rejets de Kingamyambo S.A.	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

405	Cobalt	CID003537	Mechema Chemicals (Thailand) Co., Ltd.	THAILAND	Outreach Required

406	Cobalt	CID003536	Mechema Chemicals shang-yu	CHINA	Outreach Required

407	Cobalt	CID003535	Mechema Korea, Co., Ltd.	KOREA, REPUBLIC OF	Outreach Required

408	Cobalt	CID003533	Mechema Taiwan Plant 1	TAIWAN, PROVINCE OF CHINA	Outreach Required

409	Cobalt	CID003534	Mechema Taiwan Plant 2	TAIWAN, PROVINCE OF CHINA	Conformant

410	Cobalt	CID003465	Ningbo Hubang New Material Co., Ltd.	CHINA	Conformant

411	Cobalt	CID003239	Port Colborne Refinery	CANADA	Active

412	Cobalt	CID003538	PT Mechema Indonesia	INDONESIA	Outreach Required

413	Cobalt	CID003426	SOCIETE MINIERE DU KATANGA (SOMIKA SARL)	CONGO, DEMOCRATIC REPUBLIC OF THE	Active

414	Cobalt	CID003266	Societe pour le Traitment du Terril de Lubumbashi (STL)	CONGO, DEMOCRATIC REPUBLIC OF THE	Active

415	Cobalt	CID003429	Tenke Fungurume	CONGO, DEMOCRATIC REPUBLIC OF THE	Active

416	Cobalt	CID003466	Xiangtan Huacheng Nickel Cobalt New Material Co., Ltd.	CHINA	Outreach Required

417	Cobalt	CID003376	XTC New Energy Materials (Xiamen) LTD.	CHINA	Outreach Required

418	Cobalt	CID003526	Zhejiang Zhongjin Greatpower Lithium-Battery Industrial Corporation Co., Ltd.	CHINA	Conformant

419	Cobalt	CID003282	Smelter not yet identified	PHILIPPINES	Not Applicable

420	Cobalt	CID003283	Smelter not yet identified	PHILIPPINES	Not Applicable

421	Cobalt	CID003492	Smelter not listed	CHINA	Not Applicable

422	Cobalt	CID003493	Smelter not listed	RUSSIAN FEDERATION	Not Applicable

423	Cobalt	CID003494	Smelter not listed	CHINA	Not Applicable

424	Cobalt		Smelter not listed	JAPAN	#N/A

425	Tin	CID002570	CV Ayi Jaya	INDONESIA	Conformant

426	Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Conformant

427	Cobalt	CID003577	Harima Refinery, Sumitomo Metal Mining	JAPAN	Conformant

428	Mica	CID003512	Yamaguchi Mica	JAPAN	Active

429	Tin		Yunnan Tin Company, Ltd.	CHINA	#N/A

430	Mica	CID003591	Imerys Mica Kings Mountain, Inc.	UNITED STATES OF AMERICA	Outreach Required

431	Tin	CID003380	PT Masbro Alam Stania	INDONESIA	Not Applicable

432	Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Conformant

433	Cobalt	CID003303	Vale New Caledonia	NEW CALEDONIA	In Communication

434	Cobalt	CID003385	METAL MINES SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required

435	Cobalt	CID003442	Ruashi Mining SAS	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required

436	Cobalt	CID003464	MKM - La Miniere de Kalumbwe Myunga	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required

437	Mica	CID003513	Modi Mica Enterprises	INDIA	Outreach Required

438	Cobalt	CID003571	Hefei Rongjie Metal Technology Co., Ltd.	CHINA	In Communication

439	Cobalt	CID003584	Vale – Long Harbour Processing Plant (LHPP)	CANADA	Communication Suspended - Not Interested

440	Mica	CID003592	Arctic Minerals, LLC	UNITED STATES OF AMERICA	Outreach Required

441	Cobalt	CID003610	Guizhou CNGR Resource Recycling Industry Development Co., Ltd.	CHINA	Conformant

442	Mica	CID003621	DARUKA INTERNATIONAL	INDIA	Outreach Required

443	Mica	CID003626	DARUKA MINERALS	INDIA	Outreach Required

444	Cobalt	CID003640	W&Q Metal Products Co., Limited	CHINA	Outreach Required

445	Mica	CID003664	JSC “Sludyanaya Fabrika”	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

446	Mica	CID003787	Nanjing Jinyun Mica Ltd.	CHINA	Outreach Required

447	Cobalt	CID003803	Vital Materials	CHINA	Outreach Required

448	Mica	CID003970	Yamaguchi Mica Co., Ltd. Toyohashi Factory	JAPAN	Active

449	Mica	CID003971	Yamaguchi Mica Co., Ltd. Shinshiro Factory	JAPAN	Active

450	Cobalt	CID003423	Chemaf Usoke	CONGO, DEMOCRATIC REPUBLIC OF THE	Not Applicable

451	Tin	CID003831	DS Myanmar	MYANMAR	Conformant

452	Tin	CID001419	Smelter not listed	INDONESIA	In Communication

453	Cobalt	CID003704	LLC Vostok	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

454	Cobalt	CID003927	Anhui Hanrui New Materials Co., Ltd.	CHINA	Conformant

455	Cobalt	CID003286	Smelter not listed	ZAMBIA	Not Applicable

456	Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not Applicable

457	Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Applicable

458	Tin	CID000306	CV Gita Pesona	INDONESIA	Not Applicable

459	Tin	CID000315	CV United Smelting	INDONESIA	Not Applicable

460	Tin	CID001434	PT DS Jaya Abadi	INDONESIA	Not Applicable

461	Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Not Applicable

462	Tin	CID001448	PT Karimun Mining	INDONESIA	Not Applicable

463	Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	Not Applicable

464	Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Not Applicable

465	Tin	CID002530	PT Inti Stania Prima	INDONESIA	Not Applicable

466	Tin	CID002592	CV Dua Sekawan	INDONESIA	Not Applicable

467	Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	Not Applicable

468	Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Not Applicable

469	Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not Applicable

470	Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Not Applicable

471	Gold	CID003195	TSK Pretech	KOREA, REPUBLIC OF	Not Applicable

472	Cobalt	CID003309	Shu Powders Ltd.	SOUTH AFRICA	Not Applicable

473	Tungsten	CID003978	HANNAE FOR T Co., Ltd.	Korea, Republic Of	Outreach Required

474	Tungsten	CID004060	Smelter Not Listed	Korea, Republic Of	In Communication

475	Gold	CID002760	Smelter Not Listed	Portugal	Outreach Required

476	Tungsten	CID003662	Smelter Not Listed	China	Outreach Required

477	Tantalum	CID003926	Smelter Not Listed	Estonia	Outreach Required

478	Tin	CID001661	Shen Mao Solder (M) Sdn. Bhd	TAIWAN, PROVINCE OF CHINA	Not Applicable

479	Tin	CID000307	PT Justindo	INDONESIA	Not Applicable

480	Tin	CID002757	PT O.M. Indonesia	INDONESIA	Not Applicable

481	Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA	Not Applicable

482	Gold	CID001790	Success Technology (Shenzhen) Co., Ltd.	CHINA	Not Applicable

483	Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Non Conformant

484	Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Not Applicable

485	Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Not Applicable

486	Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Not Applicable

487	Tin	CID001412	PT Bangka Putra Karya	INDONESIA	Not Applicable

488	Gold	CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Not Applicable

489	Tin	CID000295	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	Not Applicable

490	Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

491	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Not Applicable

492	Tin	CID001409	PT Bangka Kudai Tin	INDONESIA	Not Applicable

493	Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Applicable

494	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Not Applicable

495	Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not Applicable

496	Tungsten	CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Not Applicable

497	Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Applicable

498	Tin	CID002859	Gejiu Jinye Mineral Company	CHINA	Not Applicable

499	Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA	Not Applicable

500	Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	Not Applicable

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters and suppliers.2

Gold	Tantalum	Tin	Tungsten
UNITED STATES OF AMERICA	BRAZIL	UNITED STATES OF AMERICA	JAPAN

UNITED STATES OF AMERICA	CHINA	CHINA	VIET NAM

JAPAN	UNITED STATES OF AMERICA	CHINA	CHINA

UNITED ARAB EMIRATES	CHINA	CHINA	CHINA

GERMANY	CHINA	BRAZIL	BRAZIL

UZBEKISTAN	JAPAN	SPAIN	CHINA

BRAZIL	UNITED STATES OF AMERICA	INDONESIA	CHINA

SWITZERLAND	GERMANY	INDONESIA	CHINA

JAPAN	UNITED STATES OF AMERICA	JAPAN	CHINA

CANADA	CHINA	MYANMAR	CHINA

UNITED STATES OF AMERICA	CHINA	BOLIVIA (PLURINATIONAL STATE OF)	CHINA

JAPAN	CHINA	BRAZIL	UNITED STATES OF AMERICA

GERMANY	CHINA	BRAZIL	CHINA

INDIA	CHINA	POLAND	GERMANY

PHILIPPINES	CHINA	CHINA	CHINA

SWEDEN	MEXICO	CHINA	CHINA

GERMANY	INDIA	CHINA	CHINA

CANADA	BRAZIL	CHINA	CHINA

ITALY	JAPAN	RWANDA	JAPAN

JAPAN	CHINA	CHINA	CHINA

JAPAN	ESTONIA	BRAZIL	CHINA

KOREA, REPUBLIC OF	UNITED STATES OF AMERICA	MALAYSIA	CHINA

JAPAN	BRAZIL	UNITED STATES OF AMERICA	CHINA

JAPAN	CHINA	BELGIUM	CHINA

JAPAN	JAPAN	SPAIN	UNITED STATES OF AMERICA

UNITED ARAB EMIRATES	THAILAND	BRAZIL	UNITED STATES OF AMERICA

[2]	The data and the definitions have been obtained from RMI and reflect information as of May 4, 2022.

UNITED STATES OF AMERICA	GERMANY	PERU	KOREA, REPUBLIC OF

COLOMBIA	GERMANY	JAPAN	TAIWAN, PROVINCE OF CHINA

CHINA	JAPAN	THAILAND	CHINA

GERMANY	UNITED STATES OF AMERICA	PHILIPPINES	VIET NAM

GERMANY	KAZAKHSTAN	BOLIVIA (PLURINATIONAL STATE OF)	UNITED STATES OF AMERICA

CHINA	CHINA	INDONESIA	PHILIPPINES

CHINA	CHINA	INDONESIA	GERMANY

JAPAN	CHINA	INDONESIA	#N/A

TURKEY		INDONESIA	AUSTRIA

ITALY		INDONESIA	CHINA

JAPAN		INDONESIA	CHINA

CHINA		INDONESIA	CHINA

JAPAN		INDONESIA

KAZAKHSTAN		INDONESIA

UNITED STATES OF AMERICA		INDONESIA

POLAND		INDONESIA

JAPAN		INDONESIA

KOREA, REPUBLIC OF		INDONESIA

ANDORRA		INDONESIA

KOREA, REPUBLIC OF		INDONESIA

KOREA, REPUBLIC OF		INDONESIA

UNITED STATES OF AMERICA		INDONESIA

JAPAN		INDONESIA

SOUTH AFRICA		INDONESIA

CHINA		INDONESIA

SINGAPORE		INDONESIA

CHINA		INDONESIA

SWITZERLAND		INDONESIA

UNITED STATES OF AMERICA		INDONESIA

MEXICO		BRAZIL

JAPAN		TAIWAN, PROVINCE OF CHINA

JAPAN		VIET NAM

INDIA		THAILAND

TURKEY		CHINA

UZBEKISTAN		UNITED STATES OF AMERICA

KOREA, REPUBLIC OF		BRAZIL

JAPAN		CHINA

AUSTRIA

JAPAN

SWITZERLAND

CHILE

INDONESIA

SWITZERLAND

SOUTH AFRICA

NETHERLANDS

CANADA

FRANCE

CZECHIA

SPAIN

CHINA

CHINA

CHINA

TAIWAN, PROVINCE OF CHINA

JAPAN

KOREA, REPUBLIC OF

ITALY

JAPAN

JAPAN

KAZAKHSTAN

KOREA, REPUBLIC OF

BELGIUM

UNITED STATES OF AMERICA

SWITZERLAND

AUSTRALIA

GERMANY

JAPAN

JAPAN

CHINA